     As filed with the Securities and Exchange Commission on June 1, 1999
                                                      Registration No. 333-_____
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                          GREAT PLAINS SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)

                  MINNESOTA                                45-0374871
       (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)                 Identification No.)

              1701 S.W. 38TH STREET
               FARGO, NORTH DAKOTA                           58103
     (Address of Principal Executive Offices)              (Zip Code)

           MATCH DATA SYSTEMS, INC. 1992 INCENTIVE STOCK OPTION PLAN
                           (Full title of the plan)

                               DOUGLAS J. BURGUM
                          GREAT PLAINS SOFTWARE, INC.
                             1701 S.W. 38TH STREET
                           FARGO, NORTH DAKOTA 58103
                    (Name and address of agent for service)

                                (701) 281-0550
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------


                                                    PROPOSED            PROPOSED
     TITLE OF SECURITIES        AMOUNT TO BE    MAXIMUM OFFERING    MAXIMUM AGGREGATE      AMOUNT OF
      TO BE REGISTERED           REGISTERED    PRICE PER SHARE(1)   OFFERING PRICE(1)   REGISTRATION FEE
-----------------------------   ------------   ------------------   -----------------   ----------------
Common Stock, $.01 par value,      48,677             $6.78             $330,031              $92
  to be issued pursuant to
  agreements with Messrs.
   Moore, Fox and Massey

Common Stock, $.01 par value,       5,900            $16.95             $100,005              $28
  to be issued pursuant to
 agreement with Mr. Mitchell
-----------------------------   ------------   ------------------   -----------------   ----------------
           Total                   54,577              --               $430,035             $120
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------


(1)  Determined in accordance with Rule 457(h)(1).

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Great Plains Software, Inc. (the "Company") with the Securities and Exchange Commission, are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended May 31, 1998.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1998, November 30, 1998 (as amended by
              Form 10-Q/A filed February 5, 1999), and February 28, 1999.

         (c) The Company's Current Report on Form 8-K filed May 5, 1998 (as amended by Form 8-K/A filed July 2, 1998).

         (d) The description of the Company's capital stock contained in the registration statement on Form 8-A filed by the Company on June 13, 1997, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating that description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Articles of Incorporation provide for indemnification of directors of the Company to the fullest extent permitted by Minnesota law. Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
(5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         Provisions regarding indemnification of officers and directors of the Company to the extent permitted by Section 302A.521 as now enacted or hereafter amended are contained in the Company's Amended Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.


Exhibit
Number    Description
-------   -----------
5.1       Opinion and Consent of Dorsey & Whitney LLP.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Deloitte & Touche LLP.

23.3      Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on May 14, 1999.

                                      GREAT PLAINS SOFTWARE, INC.

                                      /s/ Douglas J. Burgum
                                      ------------------------------------------
                                      By: Douglas J. Burgum
                                          President and  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                          Title                                        Date
----------                         -----                                        ----
/s/ Douglas J. Burgum         President, Chief Executive                   May 14, 1999
-----------------------       Officer and Chairman of the Board
Douglas J. Burgum             (principal executive officer)

/s/ Terri F. Zimmerman        Chief Financial Officer and Group Vice       May 14, 1999
-----------------------       President, Finance and Operations
Terri F. Zimmerman            (principal financial and accounting officer)

/s/ Bradley J. Burgum         Director                                     May 17, 1999
-----------------------
Bradley J. Burgum


/s/ Frederick W. Burgum       Director                                     May 14, 1999
-----------------------
Frederick W. Burgum


/s/ William V. Campbell       Director                                     May 14, 1999
-----------------------
William V. Campbell


                              Director                                     May ___, 1999
-----------------------
Raymond F. Good


/s/ J.A. Heidi Roizen         Director                                     May 14, 1999
-----------------------
J.A. Heidi Roizen


/s/ Joseph S. Tibbetts, Jr.   Director                                     May 14, 1999
-----------------------
Joseph S. Tibbetts, Jr.


                                   EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------
5.1       Opinion and Consent of Dorsey & Whitney LLP.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Deloitte & Touche LLP.

23.3      Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).



                                      -6-